Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

F. BRAD DENARDO, PRESIDENT & CEO

(540) 951-6213   bdenardo@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. REPORTS

INCOME FOR THIRD QUARTER AND NINE MONTHS ENDED SEPTEMBER 30, 2018

BLACKSBURG, VA, October 18, 2018:  Today, National Bankshares, Inc. (NASDAQ Capital Market: NKSH) announced net income of $11.59 million through September 30, 2018 compared to $11 million reported for the first nine months of 2017. Basic earnings per share were $1.67 which compares with $1.58 reported at September 30, 2017. The return on average assets for the nine months ended September 30, 2018 was 1.28% compared to 1.19% in 2017. The return on average equity was 8.61% and 8.02%, respectively, for the same two periods. At September 30, 2018, the Company had total assets of $1.26 billion.

“Increased net income and solid growth in loans were among the highlights of our third-quarter performance,” said F. Brad Denardo, National Bankshares President and CEO. “These positive results reflect our ongoing effort to improve the fundamentals of our business model. At the same time, we are also investing in the technologies and personnel that will position us for future profitability and growth in an ever-changing financial services marketplace. We remain focused on serving our customers, our shareholders and our communities with the finest in community banking service.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.”  Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	September 30, 2018	September 30, 2017	December 31, 2017
Assets
Cash and due from banks	$11,533	$12,066	$12,926
Interest-bearing deposits	28,328	58,260	51,233
Securities available for sale, at fair value	448,485	309,323	331,387
Securities held to maturity	---	129,750	127,164
Restricted stock	2,708	1,200	1,200
Total securities	451,193	440,273	459,751
Mortgage loans held for sale	1,027	505	260
Loans:
Loans, net of unearned income and deferred fees and costs	701,834	660,362	668,069
Less: allowance for loan losses	(7,713)	(8,473)	(7,925)
Loans, net	694,121	651,889	660,144
Premises and equipment, net	8,727	8,458	8,221
Accrued interest receivable	5,589	5,123	5,297
Other real estate owned, net	2,214	2,923	2,817
Intangible assets and goodwill	5,861	5,911	5,898
Bank-owned life insurance	34,434	33,520	33,756
Other assets	15,262	13,555	16,454
Total assets	$1,258,289	$1,232,483	$1,256,757

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$199,953	$184,483	$182,511
Interest-bearing demand deposits	584,305	588,447	622,189
Savings deposits	141,751	140,324	140,150
Time deposits	96,167	118,719	114,884
Total deposits	1,022,176	1,031,973	1,059,734
Other borrowed funds	35,000	---	---
Accrued interest payable	165	51	62
Other liabilities	12,791	12,798	12,065
Total liabilities	1,070,132	1,044,822	1,071,861

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,957,974 shares at September 30, 2018, September 30, 2017 and December 31, 2017	8,698	8,698	8,698
Retained earnings	193,445	185,331	185,893
Accumulated other comprehensive loss, net	(13,986)	(6,368)	(9,695)
Total stockholders' equity	188,157	187,661	184,896
Total liabilities and stockholders' equity	$1,258,289	$1,232,483	$1,256,757

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Nine Months Ended
($ in thousands, except for share and per share data)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Interest Income
Interest and fees on loans	$8,005	$7,473	$23,159	$22,379
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	111	224	509	603
Interest on securities - taxable	1,771	1,426	5,125	4,225
Interest on securities - nontaxable	1,058	1,178	3,362	3,627
Total interest income	10,945	10,301	32,155	30,834
Interest Expense
Interest on time deposits	107	130	344	410
Interest on other deposits	1,034	891	3,023	2,687
Interest on borrowed funds	104	---	104	---
Total interest expense	1,245	1,021	3,471	3,097
Net interest income	9,700	9,280	28,684	27,737
Provision for loan losses	223	201	93	724
Net interest income after provision for loan losses	9,477	9,079	28,591	27,013
Noninterest Income
Service charges on deposit accounts	673	710	2,037	2,067
Other service charges and fees	20	42	87	152
Credit card fees	362	315	1,071	854
Trust income	355	365	1,131	1,127
Bank-owned life insurance	222	233	678	522
Other income	282	215	801	735
Realized securities gain, net	---	4	---	8
Total noninterest income	1,914	1,884	5,805	5,465
Noninterest Expense
Salaries and employee benefits	3,639	3,478	10,878	10,420
Occupancy and furniture and fixtures	433	459	1,396	1,366
Data processing and ATM	684	565	2,024	1,673
FDIC assessment	88	93	269	279
Intangibles and goodwill amortization	12	13	37	56
Net cost of other real estate owned	274	58	523	142
Franchise taxes	314	332	965	983
Write-down of insurance receivable	---	---	2,010	---
Other operating expenses	1,019	1,033	2,949	3,369
Total noninterest expense	6,463	6,031	21,051	18,288
Income before income tax expense	4,928	4,932	13,345	14,190
Income tax expense	677	1,147	1,757	3,186
Net Income	$4,251	$3,785	$11,588	$11,004
Basic net income per share	$0.61	$0.54	$1.67	$1.58
Fully diluted net income per share	$0.61	$0.54	$1.67	$1.58
Weighted average number of common shares outstanding
Basic	6,957,974	6,957,974	6,957,974	6,957,974
Diluted	6,957,974	6,957,974	6,957,974	6,957,974
Dividends declared per share	---	---	$0.58	$0.56
Dividend payout ratio	---	---	34.83%	35.41%
Book value per share	---	---	$27.04	$26.97

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended
($ in thousands)	September 30, 2018	September 30, 2017
Net income	$4,251	$3,785

Other Comprehensive Loss, net of tax
Unrealized holding loss on available for sale securities net of tax of ($517) in 2018 and ($219) in 2017	(1,945)	(407)
Reclassification adjustment for loss included in net income, net of tax of ($1) in 2017	---	(3)
Other comprehensive loss, net of tax of ($517) in 2018 and ($220) in 2017	$(1,945)	$(410)
Total Comprehensive Income	$2,306	$3,375

	Nine Months Ended
($ in thousands)	September 30, 2018	September 30, 2017
Net income	$11,588	$11,004

Other Comprehensive Income (Loss), net of tax
Unrealized holding gain (loss) on available for sale securities net of tax of ($1,378) in 2018 and $1,235 in 2017	(5,182)	2,294
Reclassification adjustment for gain included in net income, net of tax of ($1) in 2017	---	(3)
Unrealized holding gain on securities transferred from held to maturity to available for sale, net of tax of $237 for the period ended September 30, 2018	891	---
Other comprehensive income (loss), net of tax of ($1,141) in 2018 and $1,234 in 2017	$(4,291)	$2,291
Total Comprehensive Income	$7,297	$13,295

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Nine Months Ended
($ in thousands)	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Average Balances
Cash and due from banks	$11,026	$11,182	$11,123	$11,291
Interest-bearing deposits	22,432	69,994	39,366	76,661
Securities available for sale	459,745	308,725	387,210	306,145
Securities held to maturity	---	130,140	73,690	132,349
Restricted stock	1,899	1,200	1,443	1,190
Mortgage loans held for sale	592	549	350	343
Gross Loans	694,606	651,577	677,363	651,566
Loans, net	686,366	642,521	669,116	642,547
Intangible assets	5,868	5,918	5,881	5,933
Total assets	1,254,055	1,243,789	1,254,684	1,233,997
Total deposits	1,037,798	1,036,317	1,051,123	1,037,947
Other borrowings	15,978	---	5,385	---
Stockholders' equity	187,996	185,967	186,078	183,549
Interest-earning assets	1,186,219	1,163,054	1,186,623	1,170,491
Interest-bearing liabilities	856,299	855,777	866,323	861,237

Financial Ratios
Return on average assets(1)	1.34%	1.22%	1.28%	1.19%
Return on average equity(1)	8.97%	8.07%	8.61%	8.02%
Net interest margin	3.38%	3.44%	3.37%	3.45%
Net interest income-fully taxable equivalent	$10,096	$10,082	$29,886	$30,204
Efficiency ratio(2)	53.81%	53.19%	53.35%	53.97%
Average equity to average assets	14.99%	15.06%	14.83%	14.87%

Allowance for Loan Losses
Beginning balance	$7,579	$8,372	$7,925	$8,300
Provision for losses	223	201	93	724
Charge-offs	(147)	(137)	(487)	(689)
Recoveries	58	37	182	138
Ending balance	$7,713	$8,473	$7,713	$8,473

(1)	Return on average assets and return on average equity are calculated by annualizing net income to date. For 2018, the annualization factor was not applied to the insurance write-off.
(2)	Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis.

Asset Quality Data

(Unaudited)

($ in thousands)	September 30, 2018	September 30, 2017
Nonperforming Assets
Nonaccrual loans	$220	$7
Nonaccrual restructured loans	2,856	3,149
Total nonperforming loans	3,076	3,156
Other real estate owned	$2,214	$2,923
Total nonperforming assets	$5,290	$6,079
Accruing restructured loans	7,843	4,815
Loans 90 days or more past due	$63	$250

Asset Quality Ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	0.75%	0.92%
Allowance for loans losses to total loans	1.10%	1.28%
Allowance for loan losses to nonperforming loans	250.75%	268.47%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.01%	0.04%